Exhibit 99.3

ALLEGION US HOLDING COMPANY INC.

OFFER TO EXCHANGE

ALL OUTSTANDING PRIVATELY PLACED 5.75% SENIOR NOTES DUE 2021 (CUSIP Nos: 01748NAA2, U01772AA7 and 01748NAB0) ISSUED ON OCTOBER 4, 2013 FOR AN EQUAL AMOUNT OF ITS 5.75% SENIOR NOTES DUE 2021 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

                    , 2014

To Our Clients:

Enclosed for your consideration are a Prospectus, dated                     , 2014 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by Allegion US Holding Company Inc., a Delaware corporation (the “Company”), Allegion Public Limited Company, a company duly organized and existing under the laws of Ireland (“Allegion plc”), the Company’s direct parent, and certain of the Company’s subsidiaries (together with Allegion plc, the “Guarantors”), to exchange (the “Exchange Offer”) up to $300,000,000 aggregate principal amount of the Company’s 5.75% Senior Notes due 2021, which have been registered under the Securities Act of 1933, as amended, as guaranteed by the Guarantors (the “Exchange Notes”), for any and all of its outstanding 5.75% Senior Notes due 2021 (CUSIP Nos: 01748NAA2, U01772AA7 and 01748NAB0), issued on October 4, 2013, guaranteed by the Guarantors (the “Eligible Notes”) in denominations of $2,000 and any integral multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and the enclosed Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Eligible Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal. The Eligible Notes are unconditionally guaranteed (the “Old Guarantees”) by the Guarantors, and the Exchange Notes will be unconditionally guaranteed (the “New Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Old Guarantees of the Eligible Notes for which such Exchange Notes are issued in the Exchange Offer. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offer” include the Guarantors’ offer to exchange the New Guarantees for the Old Guarantees, references to the “Exchange Notes” include the related New Guarantees and references to the “Eligible Notes” include the related Old Guarantees. The Company will accept for exchange any and all Eligible Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT THE END OF THE DAY, AT 12:00 A.M. MIDNIGHT, NEW YORK CITY TIME, ON                     , 2014 (THE “EXPIRATION DATE”), UNLESS THE COMPANY EXTENDS THE EXCHANGE OFFER.

The enclosed materials are being forwarded to you as the beneficial owner of the Eligible Notes held by us for your account but not registered in your name. A tender of such Eligible Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Eligible Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Eligible Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any or all such Eligible Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your Eligible Notes, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Eligible Notes.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Eligible Notes held by us and registered in our name for your account or benefit.

If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Eligible Notes on your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus dated , 2014 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by Allegion US Holding Company Inc., a Delaware corporation (the “Company”), Allegion Public Limited Company, a company duly organized and existing under the laws of Ireland (“Allegion plc”), the Company’s direct parent, and certain of the Company’s subsidiaries (together with Allegion plc, the “Guarantors”) to exchange up to $300,000,000 aggregate principal amount of the Company’s 5.75% Senior Notes due 2021, which have been registered under the Securities Act of 1933, as amended, as guaranteed by the Guarantors (the “Exchange Notes”), for any and all of its outstanding 5.75% Senior Notes due 2021 (CUSIP Nos: 01748NAA2, U01772AA7 and 01748NAB0), issued on October 4, 2013, guaranteed by the Guarantors (the “Eligible Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used by not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, to tender the principal amount of the Eligible Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered*

*	Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the Eligible Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Eligible Notes, including but not limited to the representations that the undersigned (i) is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or the Guarantors, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of Exchange Notes, (iii) is acquiring the Exchange Notes in the ordinary course of its business and (iv) is not a broker-dealer tendering Eligible Notes acquired for its own account directly from the Company. If a holder of the Eligible Notes is an affiliate of the Company or the Guarantors, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with any person with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

SIGN HERE

Dated:	, 2014

Signature(s):

Print Name(s):

Address:
(Please include Zip Code)

Telephone Number
(Please include Area Code)

Tax Identification Number or Social Security Number:

My Account Number With You:

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